UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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Bionano Genomics, Inc.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

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BIONANO GENOMICS, INC.
9540 Towne Centre Drive, Suite 100
San Diego, CA 92121

SUPPLEMENT TO PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS

On June 18, 2020, Bionano Genomics, Inc. (the “Company”), issued a press release regarding the Company’s June 17, 2020 amendment to its definitive proxy statement, filed with the Securities and Exchange Commission on May 19, 2020, for its 2020 Annual Meeting of Stockholders to be held on June 30, 2020. A copy of the press release is included below.

THIS SUPPLEMENT, INCLUDING THE PRESS RELEASE INCLUDED BELOW, SHOULD BE READ IN CONJUNCTION WITH THE PROXY STATEMENT, AS AMENDED.

Bionano Announces Amendment to Proxy Statement for Annual Meeting of Stockholders

Amendment Extends Deadline for Board to Effect or Abandon Reverse Split Amendment

SAN DIEGO, June 18, 2020 – Bionano Genomics, Inc. (NASDAQ: BNGO) today announced that on June 17, 2020 it filed an amendment to its Proxy Statement for its 2020 Annual Meeting of Stockholders in order to amend and supplement Proposal 1 in the Proxy Statement. Pursuant to Proposal 1, Bionano is submitting to its stockholders for approval a series of alternate amendments to its Amended and Restated Certificate of Incorporation, to effect, at the discretion of the Board of Directors: (i) a reverse split of Bionano’s common stock in the range of 1-for-10 to 1-for-20; and (ii) for such reverse stock split in the range of 1-for-10 to 1-for-20, a reduction in the number of authorized shares of common stock from 200,000,000 to a number ranging from 40,000,000 to 20,000,000 shares, respectively.

The Proxy Statement originally stated that the effectiveness or abandonment of any of the amendments described above will be determined by the Board of Directors prior to an outside date of July 31, 2020.  Pursuant to the amendment, this outside date was extended to June 25, 2021.  This extension allows the Board of Directors additional time to evaluate whether to effect or abandon any of the reverse split and corresponding authorized share reduction amendments described above.

Additional Information

Bionano filed a definitive proxy statement for its 2020 Annual Meeting of Stockholders with the Securities and Exchange Commission on May 19, 2020 and an amendment thereto on June 17, 2020. Before making any voting decision with respect to the matters described herein or otherwise set forth in the proxy statement, as amended, stockholders of Bionano are urged to read the proxy statement, as amended, carefully in its entirety. The proxy statement, as amended, and any other documents filed by Bionano with the SEC, may be obtained free of charge at the SEC’s website at www.sec.gov. In addition, stockholders may obtain free copies of the documents filed with the SEC by going to the “Investors” section of Bionano's corporate website at www.bionanogenomics.com or by directing a written request to Bionano at 9540 Towne Centre Drive, Suite 100, San Diego, CA 92121 -- Attention: Corporate Secretary.

About Bionano Genomics
Bionano is a genome analysis company providing tools and services based on its Saphyr system to scientists and clinicians conducting genetic research and patient testing. Bionano’s Saphyr system is a platform for ultra-sensitive and ultra-specific structural variation detection that enables researchers and clinicians to accelerate the search for new diagnostics and therapeutic targets and to streamline the study of changes in chromosomes, which is known as cytogenetics. The Saphyr system is comprised of an instrument, chip consumables, reagents and a suite of data analysis tools, and genome analysis services to provide access to data generated by the Saphyr system for researchers who prefer not to adopt the Saphyr system in their labs. For more information, visit www.bionanogenomics.com.

Contacts
Company Contact:
Erik Holmlin, CEO
Bionano Genomics, Inc.
+1 (858) 888-7610
eholmlin@bionanogenomics.com

Investor Relations Contact:
Ashley R. Robinson
LifeSci Advisors, LLC
+1 (617) 430-7577
arr@lifesciadvisors.com

Media Contact:
Kirsten Thomas
The Ruth Group
+1 (508) 280-6592
kthomas@theruthgroup.com